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                                Exhibit (99)(c)
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            AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION OF SULLIVAN
                     A Federal Savings and Loan Association

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                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                   TO BE HELD ON _____________________, 1997

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     The Special Meeting of Stockholders (the "Special Meeting") of American
Federal Savings & Loan Association of Sullivan ("American Federal") will be held on ______________, 1997, at ______ a.m., local time, at The Odd Fellows Community Center, 77 Hughes Ford Road, Sullivan, Missouri 63080 for the purpose of considering and voting upon a proposal to approve and adopt the Agreement and Plan of Merger, dated December 6, 1996, as amended on February 13, 1997, attached as Appendix A to the accompanying Proxy Statement/Prospectus, providing for the merger of American Federal with and into Bank of Sullivan, a Missouri bank and wholly owned subsidiary of Mid-Missouri Holding Company, Inc., and in connection therewith, a proposal to repeal Section 8.A. of the Federal Stock Charter of American Federal which prohibits direct and indirect offers to acquire, and acquisitions of, more than ten percent (10%) of any class of equity security of American Federal.

     Only the holders of common stock of American Federal of record at the close of business on ___________, 1997 are entitled to notice of and to vote at the Special Meeting or at any adjournments of postponements thereof.

     EACH STOCKHOLDER IS URGED TO COMPLETE AND RETURN PROMPTLY THE ACCOMPANYING PROXY WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE SPECIAL MEETING. The prompt return of your signed proxy will help assure a quorum and aid American Federal in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the Special Meeting.

                         By Order of the Board of Directors



                         Secretary

Sullivan, Missouri

_______________________, 1997

AMERICAN FEDERAL STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FOR SUBMITTING SUCH CERTIFICATES.